Exhibit 3(i)

EXHIBIT 3(i): ARTICLES OF INCORPORATION

RESTATED CERTIFICATE OF FORMATION

OF

MINERALRITE CORPORATION

ARTICLE I

The name of the Corporation is MineralRite Corporation.

ARTICLE II

The registered agent and the address of the registered office of the Corporation in the State of Texas shall be the address listed with the Secretary of State of the State of Texas. The Corporation presently lists its registered agent as TRUE Space, Inc. of 4245 N Central Expy, Ste 492, Dallas TX 75205.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under Texas Business Organizations Code.

ARTICLE IV

A.	Authorization of Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."

The total number of shares that the Corporation is authorized to issue is Twenty Billion Fifty Million (20,050,000,000).

The total number of shares of Common Stock authorized to be issued is Twenty Billion (20,000,000,000), no par value per share (the "Common Stock").

The total number of shares of Preferred Stock authorized to be issued is Fifty Million (50,000.000), with varying par values per share as detailed herein (the "Preferred Stock"), of which:

(a)	One Hundred and Five Thousand (105,000) shares, with no par value per share, have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), and
(b)	Thirty-Three Thousand (33,000) shares, with no par value per share, have been designated as Series B Preferred Stock (the "Series B Preferred Stock") and
(c)	One Hundred Thousand (100,000) shares, with no par value per share, have been designated as Series C Preferred Stock (the "Series C Preferred Stock"), and
(d)	Thirty-Five Thousand (35,000) shares, with a $25 par value per share, have been designated as Series D Preferred Stock (the "Series D Preferred Stock"), and
(e)	Seven Million One Hundred Thousand (7,100,000) shares, with a $25 par value per share, have been designated as Series NMC Preferred Stock (the "Series NMC Preferred Stock"), with
(f)	the remaining shares of Preferred stock authorized are undesignated.

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The Board of Directors is authorized to establish, from the authorized and unissued shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock and as set forth below, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

B.	Series A Preferred Stock.
	1.	Number of Shares; Designation. A total of One Hundred Five Thousand (105,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series A Preferred Stock."
	2.	Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.10 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock). Dividends shall accrue from day-to-day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Sections 2, 3, and 6, accrued dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such accrued dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the amount of the aggregate accrued dividends on such share of Series A Preferred Stock and not previously paid.
	3.	Liquidation, Dissolution or Winding Up.
(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to Series A Original Issue Price (defined below), plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. The "Series A Original Issue Price" shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.
(b) If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under Subsection 3(a), the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(c) The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Section 3 is hereinafter referred to as the "Series A Liquidation Amount."
4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series A Preferred held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by three thousand (3,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.
5.	Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series A Preferred Stock shall, at the holders’ option:

	(a)	be converted into securities that shall preserve the Series A Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or
	(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series A Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series A Preferred Stock.
6.	Optional Redemption.
	(a)	General. The Series A Preferred Stock shall be subject to redemption by the Corporation, at any time on or after December 31, 2014, at a price equal to the Series A Original Issue Price per share, plus all declared but unpaid dividends thereon (the "Redemption Price"). If the Corporation elects to redeem any shares of Series A Preferred Stock, such redemption shall be with respect to all of the then outstanding Series A Preferred Stock.
	(b)	Redemption Notice. If the Corporation elects to redeem the then outstanding Series A Preferred Stock, the Corporation shall send written notice of the optional redemption (the "Redemption Notice") to each holder of record of Series A Preferred Stock not less than thirty (30) days prior to each Redemption Date. Each Redemption Notice shall state:

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(1)	The date of the payment of the Redemption Price (the "Redemption Date") and the Redemption Price;

(2)	That the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

(c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.
(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.
	7.	Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.
	8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.
C.	Series B Preferred Stock.
	1.	Number of Shares; Designation. A total of Thirty-Three Thousand (33,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series B Preferred Stock."
	2.	Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.
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3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.
4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series B Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by one thousand (1,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.
5.

Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series B Preferred Stock shall, at the holders’ option:

(a) be converted into securities that shall preserve the Series B Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or
(b) be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series B Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series B Preferred Stock.
6.	Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows ("Conversion Rights"):
(a)	Conditions Precedent to Conversion: No share of Series B Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series B Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation,
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each share of Series B Preferred Stock shall convert into one thousand (1,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").
(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series B Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.
(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.
7.	Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued. sold or transferred. Neither the
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Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.
	8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.
D.	Series C Preferred Stock.
	l.	Number of Shares; Designation. A total of One Hundred Thousand (100,000) shares of preferred stock, no par value, of the Corporation have been designated as "Series C Preferred Stock."
	2.	Dividends. From and after the date of the issuance of any shares of Series C Preferred Stock, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.
	3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.
	4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series C Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by four hundred thousand (400,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.
	5.	Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series C Preferred Stock shall, at the holders’ option:

(a)	be converted into securities that shall preserve the Series C Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the

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holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or
	(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series C Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series C Preferred Stock.
6.	Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows ("Conversion Rights"):
	(a)	Conditions Precedent to Conversion: No share of Series C Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series C Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series C Preferred Stock shall convert into four hundred thousand (400,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").
	(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series C Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
	(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.
	(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series C Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series C Preferred
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Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.
	7.	Redeemed or Otherwise Acquired Shares. Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.
	8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.
E.	Series D Preferred Stock.
	l.	Number of Shares; Designation. A total of Thirty-Five Thousand (35,000) shares of preferred stock, $25 par value, of the Corporation have been designated as "Series D Preferred Stock."
	2.	Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.
	3.	Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.
	4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series D Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series D Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by twenty-five thousand (25,000). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series D Preferred Stock shall vote together with the holders of Common Stock as a single class.
	5.	Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock
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(“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series D Preferred Stock shall, at the holders’ option:

	(a)	be converted into securities that shall preserve the Series D Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or
	(b)	be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series D Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series D Preferred Stock.
6.	Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows ("Conversion Rights"):
	(a)	Conditions Precedent to Conversion: No share of Series D Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series D Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series D Preferred Stock shall convert into twenty-five thousand (25,000) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").
	(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series D Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
	(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid
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the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.
(d) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(e) Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(f) Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6(a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.
	7.	Redeemed or Otherwise Acquired Shares. Any shares of Series D Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series D Preferred Stock following redemption.
	8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.
F.	Series NMC Preferred Stock.
	l.	Number of Shares; Designation. A total of Seven Million One Hundred Thousand (7,100,000) shares of preferred stock, $25 par value, of the Corporation have been designated as "Series NMC Preferred Stock."
	2.	Dividends. From and after the date of the issuance of any shares of Series NMC Preferred Stock, the holders of shares of Series NMC Preferred Stock shall be entitled to receive dividends when, as
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and if declared by the Board of Directors of the Corporation on an "as converted basis" in pari passu with the holders of the Corporation's Common Stock.
3.	Liquidation, Dissolution or Winding Up. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, shares of Series NMC Preferred Stock shall have preferential rights over all other preferred or common shares to receive, before any distribution is made from the assets acquired from NMC, Inc., the amount necessary to fully satisfy the remaining outstanding financial obligation, if any, to fully redeem and cancel all Series NMC Preferred Stock still subject to redemption and cancellation by the sinking fund established for that purpose. This preferential right shall apply solely to the assets acquired by the Corporation from NMC, Inc. that were received in exchange for the issuance of the Series NMC preferred stock. Shares of Series NMC Preferred Stock that remain outstanding after the aforementioned redemption and cancellation, if any, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Corporation's Common Stock on an "as converted" basis.
4.	Voting. Except as otherwise required by law, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series NMC Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Series NMC Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter multiplied by five hundred (500). Except as provided by law or by the other provisions of the Certificate of Formation, holders of Series NMC Preferred Stock shall vote together with the holders of Common Stock as a single class.
5.

Adjustment for Stock Splits and Combinations. In the event of any subdivision or split of the Common Stock, or the declaration of a stock dividend or dividend payable in Common Stock (“Distribution Event”), the Corporation shall take all necessary actions to adjust the terms of the Preferred Stock to ensure that the holders of Preferred Stock maintain their rights and preferences as provided herein. This includes, without limitation, adjustments to the par value, the Conversion Rate, the number of shares of Common Stock into which one share of Preferred Stock is convertible, and any voting or other rights tied to the Preferred Stock in a manner that preserves the proportional economic and voting interests of the holders of Preferred Stock relative to the Common Stockholders, as such interests were immediately prior to the Distribution Event.

If there shall occur any reorganization, recapitalization, reclassification, share combination, exchange, consolidation, merger, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Corporation in which the capital stock is converted into or exchanged for securities, cash or other property (“Reorganization Event”), then the holders of Series NMC Preferred Stock shall, at the holders’ option:

(a) be converted into securities that shall preserve the Series NMC Preferred Stock holders original liquidation preferences, voting rights, and all other rights as if no such event had occurred plus be granted anti-dilutive protections to preserve these rights into the future, to include but not be limited to, adjustments to the conversion rate and/or other rights to preserve the holders relative value of their holdings as such interests were immediately prior to the Reorganization Event; or
(b) be entitled to receive, on an "as converted" basis and in place of the shares of the Corporation's Common Stock into which the Series NMC Preferred Stock can be converted (according to the terms and conditions outlined in this designation), any stock, securities, or assets that may be issued or payable in respect of, or in exchange for, the number of outstanding shares of Common Stock equivalent to the maximum number of shares that could be issued upon conversion of the Series NMC Preferred Stock.
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6.	Conversion. The holders of Series NMC Preferred Stock shall have conversion rights as follows ("Conversion Rights"):
	(a)	Conditions Precedent to Conversion: No share of Series NMC Preferred Stock shall be convertible unless the Corporation's Certificate of Formation have an adequate number of authorized shares of Common Stock available for issuance in an amount sufficient to permit the conversion of all the shares of Series NMC Preferred Stock, and all other convertible securities and instruments of the Corporation. Conditioned upon the foregoing and at the option of the holder and immediately upon notice duly given to the Corporation, each share of Series NMC Preferred Stock shall convert into five hundred (500) fully paid and non-assessable shares of Common Stock of the Corporation ("Conversion Rate").
	(b)	Mechanics of Conversion. At such time as the conditions precedent described in Section 6(a) shall have occurred, the converting holders of the Series NMC Preferred Stock shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series NMC Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series NMC Preferred Stock, a certificate or certificates for the number of shares of Common Stock of the Corporation to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the conditions set forth in Section 6(a) herein have been satisfied and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
	(c)	No Impairment. This Corporation will not, by amendment of its Certificate of Formation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series NMC Preferred Stock against impairment.
	(d)	No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series NMC Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series NMC Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
	(e)	Notices of Record Date. In the event the Corporation takes record of the holders of any class of securities for the purpose of determining which holders are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, property or other right, the Corporation shall mail to each holder of Series NMC Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
	(f)	Reservation of Stock Issuable Upon Conversion. Solely for the purpose of effecting the conversion of the shares of the Series NMC Preferred Stock, the Corporation shall at all times, subject to the conditions described in Section 6 (a), reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all
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outstanding shares of the Series NMC Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series NMC Preferred Stock, the Corporation will take such corporate action as, in the opinion of counsel to the Corporation, may be necessary and authorized to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.
	7.	Redeemed or Otherwise Acquired Shares. Any shares of Series NMC Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series NMC Preferred Stock following redemption.
	8.	Notices. Any notice required or permitted by the provisions of this designation to be given to a holder of shares of Series NMC Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Texas Law, and shall be deemed sent upon such mailing or electronic transmission.
G.	Rights, Preferences and Restrictions of Common Stock.

The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(G).

1.	Voting. Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the Corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting.
2.	Dividends. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available therefor.
3	Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article IV, the remaining assets of the Corporation shall be distributed pro rata to the holders of' the Common Stock.
4.	Preemptive Rights. The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the Corporation or any securities convertible into shares of capital stock of the Corporation.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Formation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation, as amended from time to time.

ARTICLE VI

The number of directors of this Corporation shall be determined in the manner set forth in the Bylaws of this Corporation, as amended from time to time.

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ARTICLE VII

 Elections of directors need not be by written ballot unless the Bylaws, as amended from time to time, of this Corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Texas, as the Bylaws, of this Corporation, as amended from time to times, may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Texas at such place or places as may be designated from time to time by the Board or in the Bylaws of this Corporation, as amended from time to time.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Certificate of Formation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the Texas Business Organizations Code or any other law of the State of Texas is amended after approval by the stockholders of this Section 8 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Organizations Code as so amended.

Any repeal or modification of the foregoing provisions of this Section 8 by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

ARTICLE XI

The following indemnification provisions shall apply to the persons enumerated below.

1.     Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officers employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article XI, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2     Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article XI or otherwise.

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3     Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.      Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.      Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors,

8.      Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under statute, provision of the Certificate of Formation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.      Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.      Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

9.       Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

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